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Exhibit 99.1

                      ARIBA COMPLETES ACQUISITION OF TRADEX
        ENHANCES B2B ECOMMERCE PLATFORM WITH ADDITION OF INDUSTRY-LEADING
                   MARKETPLACE SOLUTION; EXTENDS EXPERTISE IN
          DELIVERING B2B ECOMMERCE SOLUTIONS WITH ADDITION OF MORE THAN
                          250 'MARKETPLACE SPECIALISTS'

MOUNTAIN VIEW, CALIF., MARCH 10, 2000 --Ariba, Inc. (Nasdaq:ARBA), the leader in business-to-business (B2B) eCommerce solutions, today announced it has completed the acquisition of TRADEX Technologies, Inc., of Atlanta, Georgia.

On December 16, 1999, Ariba signed a definitive agreement to acquire privately-held TRADEX Technologies, Inc., provider of the leading B2B marketplace solution.

Under the terms of the agreement, approximately 19,045,000 shares of Ariba common stock will be exchanged for all outstanding shares, options and warrants of TRADEX. The transaction will be accounted for as a purchase transaction.

Founded in 1996, TRADEX originated the concept of streamlining B2B commerce transactions online through the creation of multi-buyer/multi-seller B2B marketplaces. The company's marketplace platform serves as the foundation for many of the premier B2B marketplaces currently being built or already in operation today.

As part of the Ariba B2B eCommerce platform, the TRADEX marketplace solution will be fully integrated with Ariba's Market Suite dynamic trade solution to provide comprehensive marketplace functionality, including dynamic trade capabilities such as auctions, reverse auctions, and negotiated prices. Additional integration with Ariba network commerce services has already begun.

TRADEX also extends the expertise of the Ariba organization with an experienced, B2B marketplace-focused team of more than 250 employees.

ABOUT THE COMPANIES
Ariba, Inc. is the leading provider of business-to-business eCommerce services and solutions to leading companies around the world, over 15 of the Fortune 100. The company delivers an open, end-to-end, best-of-breed platform of interoperable solutions to manage corporate purchasing on the Internet, build net markets, and provide suppliers with buyer access and integration. Together, Ariba's software and services leverage the Internet-based Ariba Network to integrate the internal and external commerce processes of buyers, suppliers, net markets and commerce service providers. The result is a global eCommerce infrastructure that provides cost saving and revenue opportunities for businesses of all sizes. Ariba can be contacted in the U.S. at 650-930-6200 or at www.ariba.com.

TRADEX Technologies provides the platform that powers the world's leading B2Bmarketplaces. Specifically designed to enable multiple buyers and suppliers to exchange goods, services and information in online trading communities, the TRADEX Commerce Center-TM- platform serves as the foundation for premier digital marketplaces created by customers including American Express, EDS, NTT, J.D. Edwards, Chemdex, MetalSite, HOTS, DACOM Corporation, Raytheon and others. TRADEX is headquartered in Atlanta, GA, with offices throughout the US and overseas. For additional information, visit the company's Web site at www.tradex.com.

Ariba and the Ariba logo are registered trademarks and Ariba Network is a trademark of Ariba, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act 1995:
Information in this release that involves Ariba's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such

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differences include, but are not limited to, delays in development or shipment of new versions of the ORMS application, the Ariba Network or net markets; lack of market acceptance of the Ariba Network or other new products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; and our ability to attract and retain qualified employees. These and other factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC"') on June 22, 1999, the Company's Form 10-K filed December 23, 1999 and in other filings filed from time to time with the SEC.